UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2015

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2015, Brightcove Inc. (the “Company”) entered into an agreement (the “Agreement”) with Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Chet Kapoor (collectively, “Tenzing Global”), which beneficially own, in the aggregate, 1,725,000 shares, representing approximately 5.4% of the outstanding shares of common stock of the Company (the “Common Stock”). Pursuant to the Agreement, the Company has agreed to appoint Chet Kapoor to the Company’s Board of Directors (the “Board”), effective immediately, as a Class II director with a term expiring at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and as a member of the Compensation Committee of the Board.

In connection with entering into the Agreement, Tenzing Global agreed that until the date which is 45 days prior to the deadline of the submission of stockholder nominations for the 2017 Annual Meeting (the “Standstill Period”), Tenzing Global will not, among other things, (i) nominate any person for election as a director, or otherwise bring any business or proposals before a stockholders’ meeting; (ii) acquire in excess of 12% of the Company’s then outstanding shares of common stock or (iii) seek, purpose, or make, any proposal relating to a merger, takeover or other type of business combination for the Company. Tenzing Global has further agreed to cause Mr. Kapoor to immediately resign from the Board and all applicable committees thereof if, at any time prior to the expiration of the Standstill Period, Tenzing Global beneficially owns, in the aggregate, less than 3.0% of the Company’s then outstanding shares of Common Stock. Until the expiration of the Standstill Period, Tenzing Global will vote all of the shares of Common Stock it beneficially owns (i) for the election of each of the Company’s director nominees and (ii) otherwise in accordance with the Board’s recommendation on any proposal not related to any business combination transaction involving the Company, its subsidiaries or its business.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1and incorporated herein by reference. On February 5, 2015, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2015, the Board appointed Mr. Kapoor to the Board and as a member of the Compensation Committee of the Board. The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Agreement is hereby incorporated by reference into this Item 5.02.

Mr. Kapoor’s compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 25, 2014. In addition, the Company will enter into an indemnification agreement with Mr. Kapoor in connection with his appointment to the Board, which will be in substantially the same form as that entered into with the other directors of the Company.

There are no family relationships between Mr. Kapoor and any director or executive officer of the Company, and Mr. Kapoor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 5, 2015, the Company issued a press release announcing the signing of the Agreement, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement, by and among Brightcove Inc., Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Chet Kapoor, dated February 5, 2015.
99.1	Press release, issued by Brightcove Inc. on February 5, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015	Brightcove Inc.

	By:	/s/ David Mendels
David Mendels
Chief Executive Officer